Company Contact:	Investor Contact:
AboveNet, Inc.	Lippert/Heilshorn & Associates, Inc
Jeffrey Garte	Jody Burfening
Vice President, Finance	212-838-3777
914-421-6700	jburfening@lhai.com
jgarte@above.net

AboveNet Announces Expiration of “Go-Shop” Period

White Plains, N.Y., April 18, 2012 — AboveNet, Inc. (NYSE: ABVT) (“AboveNet”) today announced the expiration of the 30-day “go-shop” period pursuant to the terms of the previously announced Agreement and Plan of Merger dated as of March 18, 2012, by and among AboveNet, Zayo Group, LLC and Voila Sub, Inc., a wholly owned subsidiary of Zayo Group, LLC (the “Merger Agreement”).

Under the Merger Agreement, AboveNet was permitted to initiate, solicit and encourage alternative acquisition proposals from third parties until 11:59 p.m. (New York City time) on April 17, 2012. After a broad solicitation of financial and strategic parties during such “go-shop” period, AboveNet did not receive any alternative acquisition proposals.

AboveNet expects the transaction to close in mid-2012, subject to satisfaction of the closing conditions described in the Merger Agreement, including receipt of stockholder approval and required regulatory approvals.

About AboveNet

AboveNet, Inc. is a leading provider of high bandwidth connectivity solutions for businesses and carriers. Its private optical network delivers key network and IP services in and among top U.S. and European markets. AboveNet’s network is widely used in demanding markets such as financial and legal services, media, health care, retail and government.

Forward Looking Statements

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. AboveNet cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of the management of AboveNet and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain AboveNet’s stockholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals, industry competition, pricing and macro-economic conditions and AboveNet’s financial and operating prospects. AboveNet’s business could be materially adversely affected and the trading price of AboveNet’s common stock could decline if these risks and uncertainties develop into actual events. AboveNet cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. AboveNet undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. A more detailed discussion of factors that may affect AboveNet’s business and future financial results is included in AboveNet’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in AboveNet’s Annual Report on Form 10-K for the year ended December 31, 2011.

Important Information

In connection with the proposed merger, AboveNet has filed a preliminary proxy statement with the SEC. The definitive proxy statement, when available, will contain information about AboveNet, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from AboveNet by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about AboveNet, without charge, from the SEC’s website at www.sec.gov or, without charge, from AboveNet’s website at www.above.net or by directing a request to AboveNet, Inc., 360 Hamilton Avenue, White Plains, New York 10601.

AboveNet and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding AboveNet’s directors and executive officers is available in AboveNet’s 2011 Annual Report on Form 10-K, which was filed with the SEC on February 29, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.